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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 16, 2004

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                               USURF AMERICA, INC.
               (Exact name of registrant as specified in Charter)

             Nevada                      001-15383              72-1482416
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(State or other jurisdiction of    (Commission File No.)      (IRS Employee
 incorporation or organization)                             Identification No.)

                         6005 Delmonico Drive, Suite 140
                        Colorado Springs, Colorado 80919
                    (Address of Principal Executive Offices)

                                 (719) 260-6455
                            (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

      Effective December 20, 2004, Usurf America, Inc. (the "Company") appointed Ed Garneau to serve as a director of the Company. Mr. Garneau will also serve as a member of our audit committee. Pursuant to Sections 3.2 and 3.10 of the Bylaws of the Company, Mr. Garneau shall serve in such capacity until the next annual meeting of the shareholders of the Company. Mr. Garneau is the founder and, since 1994, has been the Chief Executive Officer of Sovereign Companies, a diversified real estate development company with broadband telecommunications installation and operations in 4 states currently representing 10 major developments or approximately 1100 homes. Prior to founding Sovereign, Mr. Garneau served eight years in the US Air Force as a fighter pilot.

      Effective December 20, 2004 Ross S. Bravata resigned from the board of directors. Mr. Bravata, a standing member of the board of directors and a member of the Company's audit committee, cited time constraints as the reason for his resignation.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 21, 2004                USURF AMERICA, INC.


                                        By: /s/ Douglas O. McKinnon
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                                           Douglas O. McKinnon,
                                           President and CEO